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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2003
                                                  (October 3, 2003)

                          ----------------------------

                           COMMUNITY BANCSHARES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                        0-16461               63-0868361
(State or Other Jurisdiction     (Commission File Number)    (I.R.S. Employer
       of Incorporation)                                  Identification Number)

              MAIN STREET                                              35031
          BLOUNTSVILLE, ALABAMA                                     (Zip Code)
   (Address of Principal Executive Offices)

                                 (205) 429-1000
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed From Last Report)


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ITEM 5.  OTHER EVENTS

         On August 12, 2003 the Registrant mailed to each of its stockholders a Notice dated August 11, 2003, an Order of the Circuit Court of Blount County dated August 11, 2003, and a Letter Agreement dated July 29, 2003 concerning a proposed settlement of the lawsuit styled Benson et al. v. Community Bancshares, Inc. et al. The Notice, Order, and Letter Agreement were exhibits to a Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on August 12, 2003. The Order scheduled a hearing on the fairness of the proposed settlement for September 5, 2003. The date of the hearing was subsequently rescheduled to October 3, 2003 and the Registrant notified each of its stockholders of the postponement of the hearing.

         On October 3, 2003 the parties notified the Court that there was no settlement to be considered at that time due to the inability of all parties and the insurer to agree to certain changes to the proposed settlement. The parties requested that the Court enter an Order scheduling a settlement conference for October 17, 2003. The Court indicated that it would enter such an Order and informed the parties that the Court had set the case for trial beginning the week of March 15, 2004. The parties intend to pursue settlement negotiations but at this time do not know when or if a settlement agreement will be forthcoming. If a settlement is agreed upon, the Registrant's stockholders will be notified.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCSHARES, INC.


By:      /s/ Patrick M. Frawley
         ----------------------
         Patrick M. Frawley
         Chairman, Chief Executive Officer and President


Date: October 9, 2003